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                 AGREEMENT FOR MODIFICATION AND EXTENSION OF LEASE

AGREEMENT between Jimmie D. Smith, Jr. Post office Box 7623, Rocky Mount, NC 27804 hereinafter "Landlord" and Pillowtex Corporation, a corporation existing under the laws of the State of Texas, with an office at 4111 Mint Way, Dallas, Texas 75237, hereinafter "Tenant" modifying and extending the lease dated October 12, 1988 between the above fore-mentioned as it relates to a certain tract or parcel of land located in the Southwest quadrant of Craig and South Davis Street, Rocky Mount, Nash County, North Carolina.

WITNESSETH: That for one dollar ($1.00) and other valuable consideration by each of the parties hereto mentioned to the other in hand paid, receipt whereof is hereby reciprocally acknowledged, said lease is hereby modified and extended to October 31, 1998, at a rental of one hundred six thousand and two hundred dollars ($106,200.00) per annum for said term commencing November 1, 1994 and terminating October 31, 1998, which rent shall be paid in equal monthly installments of eighty eight hundred and fifty dollars ($8,850.00).
   It is further expressly and agreed that in all other respects said lease shall be unmodified and in full force.

IN WITNESS WHEREOF the Landlord has caused these present to be signed and witnessed and the Tenant has hereunto caused these present to be signed by the Secretary and another duly authorized officer.

              /s/ (Signature Illegible)            /s/ (Signature Illegible)
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              WITNESS                              LANDLORD


              /s/ (Signature Illegible)            /s/ (Signature Illegible)
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              SECRETARY                            TENANT